SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 6, 2003

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa John’s Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 6, 2003, Papa John’s International, Inc., announced that F. William Barnett and Philip Guarascio were elected to its Board of Directors at the Company’s Board meeting on that same day. As previously announced, two current members of the Company’s Board are stepping down.  Michael W. Pierce retired from the Board following the August 2003 Board meeting and Richard F. Sherman will step down following the November 2003 Board meeting.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated August 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: August 8, 2003	/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance and Principal Accounting Officer